Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Sterling Check Corp. (formerly known as Sterling Ultimate Parent Corp.) of our report dated June 8, 2021 relating to the financial statements of Sterling Check Corp. (formerly known as Sterling Ultimate Parent Corp.), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 27, 2021

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